Exhibit 10.3

FIRST AMENDMENT TO

SPIRE GLOBAL, INC.

2021 eQUITY iNCENTIVE pLAN

THIS FIRST AMENDMENT to the Spire Global, Inc. 2021 Equity Incentive Plan (the “Plan”) is effective as of August 2, 2023.

Section 4.2 of the Plan is hereby amended by adding the following new subsection (m) after subsection (l), and re-numbering current subsection (m) as subsection (n):

“(m) to delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable; and

(n) to make all other determinations deemed necessary or advisable for administering the Plan.”